UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 15, 2006

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The Company announced that its shareholders have approved changing the Company’s name to PRB Energy, Inc., and that the shareholders have also approved the appointment of Gus J. Blass III to its Board of Directors replacing Thomas J. Jacobsen who did not stand for re-election.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

PRB STOCKHOLDERS APPROVE NAME CHANGE TO

PRB ENERGY, INC.

AND ELECT GUS J. BLASS III TO THE BOARD OF DIRECTORS

Denver, Colorado — June 15, 2006 — PRB Energy, Inc. (formerly PRB Gas Transportation, Inc.) (“PRB” or the “Company”) (AMEX:PRB) today announced that its stockholders approved the resolution adopted by the Board of Directors in March ‘06, to change the Company’s name to PRB Energy, Inc. at its Annual Stockholders’ Meeting held in Denver on June 14, 2006.  The Company’s stock symbol “PRB” will remain unchanged and the new name takes effect today, June 15th.

Robert W. Wright, Chairman and CEO, stated, “We believe that the name PRB Energy, Inc. better reflects the larger scope of our business activities and our current and future operations.”

At the Annual Stockholders’ Meeting, Gus J. Blass III was elected to PRB’s Board of Directors, filling the vacancy left by Thomas J. Jacobsen, who did not stand for re-election.

Mr. Blass has been a General Partner for Capital Properties LLC since 1981.  Capital Properties owns and manages over one million square feet of warehouse space in the Little Rock, Arkansas area and invests in public and private companies.  Mr. Blass currently serves on the Boards of BancorpSouth, Cajuns Wharf Corporation and NutraCheck, Inc.  Mr. Blass holds a Bachelor of Science Degree in Finance and Banking from the University of Arkansas.

Mr. Wright noted, “I welcome Gus to our Board of Directors.  He has had a long career of accomplishment.  His experience and strong leadership skills will be a tremendous asset in our Company’s business expansion and development.  Also, on behalf of our Board of Directors and employees, I want to thank Tom Jacobsen for his wise counsel during our formative stages.”

Additionally, PRB has filed a registration statement covering the underlying common stock issuable in connection with the Company’s private placement of approximately $22 million of Senior Subordinated Convertible Notes (the “Notes”) in February 2006.  The Notes may be converted at the holders’ option any time during the remaining 27 months of their duration into a maximum of approximately 3.1 million shares of PRB common stock at $7.00 per share.  The Notes bear interest at 10% per annum, payable quarterly in arrears and there is a call provision which enables PRB to retire the Notes if its common stock trades at 200% of the conversion price for a period of 10 consecutive trading days.   The registration statement has not yet been declared effective.

PRB is an oil and gas exploration and development company operating in the Rocky Mountain states.   In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		Lena Cati (212) 836-9611
(303) 308-1330		www.theequitygroup.com
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2006	PRB Energy, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)